ITEM 77Q      a         -
COPIES OF ANY MATERIAL AMENDMENTS TO THE
REGISTRANTS CHARTER OR BY LAWS

AMENDMENT #12
TO THE BY LAWS
OF
FEDERATED ADJUSTABLE RATE
SECURITIES FUND
Effective August 18 2005
Insert the following as
Article IX
Article IX
Indemnification of Trustees
and Officers
Section 1    Indemnification
 The Trust hereby agrees to
indemnify each person who at
any time
serves as a Trustee or officer
of the Trust       each such person
being an     indemnitee             against any
liabilities and expenses
including amounts paid in
satisfaction of judgments
in compromise or as
fines and penalties and
 counsel fees incurred by such
indemnitee in connection with
the defense
or disposition of any action
 suit or other proceeding        whether
 civil or criminal        before any court
or administrative or investigative
body in which he may be or may have been
 involved as a party
or otherwise or with which he may be or
may have been threatened        by virtue of
 his being or
having been a Trustee or officer of the
Trust or his serving or having served as
 a trustee        director
officer        partner        or fiduciary of another
 trust        corporation        partnership        joint
venture        or other
enterprise at the request of the Trust
 provided        however        that no indemnitee
shall be indemnified
hereunder against any liability to any
 person or any expense of such indemnitee
arising by reason
of       i         willful misfeasance              ii         bad faith
       iii         gross negligence        or       iv         reckless
 disregard of the
duties involved in the conduct of his position
       the conduct referred to in such clauses
      i         through
      iv         being sometimes referred to herein as
    disabling conduct
Section 2    Actions By Trustee Against The
Trust    Notwithstanding the foregoing        with
respect to
any action        suit or other proceeding
voluntarily prosecuted by any indemnitee
as plaintiff
indemnification shall be mandatory only
if the prosecution of such action        suit
 or other
proceeding by such indemnitee       i         was
authorized by a majority of the Trustees
 or       ii         was
instituted by the indemnitee to enforce
his rights to indemnification hereunder
in a case in which
the indemnitee is found to be entitled to
such indemnification
Section 3    Survival    The rights to
indemnification set forth herein shall
continue as to a person
who has ceased to be a Trustee or officer
 of the Trust and shall inure to
the benefit of his heirs
executors and personal and legal
 representatives
Section 4    Amendments    No amendment
 or restatement of these by laws or repeal
of any of its
provisions shall limit or eliminate any
of the benefits provided to any person
 who at any time is or
was a Trustee or officer of the Trust or
otherwise entitled to indemnification hereunder
 in respect
of any act or omission that occurred prior
 to such amendment        restatement or repeal
Section 5    Procedure    Notwithstanding the
 foregoing        no indemnification shall be made
hereunder unless there has been a determination
       i         by a final decision on the merits
 by a court or
other body of competent jurisdiction before
 whom the issue of entitlement to indemnification
hereunder was brought that such indemnitee
 is entitled to indemnification hereunder or
      ii         in the
absence of such a decision        by       1         a majority
vote of a quorum of those Trustees who are neither
    interested persons     of the Trust       as defined
in Section 2      a              19         of the 1940 Act         nor parties
 to the
proceeding           Disinterested Non-Party Trustees
that the indemnitee is entitled to
indemnification hereunder        or       2         if such quorum
is not obtainable       or even if obtainable        if such
majority so directs         independent legal counsel in
a written opinion concludes        based on a review
of readily available facts       as opposed to a full
 trial-type inquiry         that the indemnitee should be
entitled to indemnification hereunder
All determinations to make advance payments in
connection with the expense of defending
any proceeding shall be authorized and made in
accordance with the immediately succeeding
 paragraph       f         below
Section 6    Advances    The Trust shall make
 advance payments in connection with the expenses
of defending any action with respect to
which indemnification might be sought hereunder
 if the
Trust receives a written undertaking to
reimburse the Trust if it is subsequently
determined that
the indemnitee is not entitled to such
indemnification    In addition        at least
one of the following
conditions must be met       i         the indemnitee
shall provide adequate security for his
undertaking
       ii
the Trust shall be insured against losses
arising by reason of any lawful advances
 or       iii         a
majority of a quorum of the Disinterested
 Non-Party Trustees        or independent legal
counsel in a
written opinion        shall conclude        based on
a review of readily available facts       as opposed
 to a full
trial-type inquiry                that there is reason
 to believe that the indemnitee ultimately
will be found
entitled to indemnification
Section 7    Other Rights    The rights accruing
 to any indemnitee under these provisions
shall not
exclude any other right which any person may
have or hereafter acquire under the Declaration
 of
Trust or the by-laws of the Trust
by contract or otherwise under law        by a
vote of shareholders or
Trustees who are     disinterested persons
      as defined in Section 2      a              19         of the
1940 Act         or any
other right to which he may be lawfully
entitled
Section 8    Indemnification Of Employees
And Agents    Subject to any limitations
 provided by
the Investment Company Act of 1940 Act or
otherwise under the Declaration of Trust
or  the by-
laws of the Trust        contract or otherwise
under law        the Trust shall have the power
 and authority to
indemnify and provide for the advance
payment of expenses to employees        agents
and other
persons providing services to the Trust
 or serving in any capacity at the request of the Trust to the full extent permitted by applicable law provided that such indemnification has
 been approved by
a majority of the Trustees
Renumber remaining Articles accordingly


AMENDMENT #13
TO THE BY LAWS
OF
FEDERATED ADJUSTABLE RATE SECURITIES FUND
Effective January 1        2006
Strike Section 1        Officers        and Section 2
 Election of Officers from Article I - OFFICERS
AND
THEIR ELECTION        and replace with the following:
Section 1    Officers   The Officers of the Trust
shall be a President        one or more Executive Vice
Presidents        one or more Senior Vice Presidents
one or more Vice Presidents        a Treasurer
 and a

Secretary    The Board of Trustees        in its
 discretion        may also elect or appoint one
or more Vice
Chairmen of the Board of Trustees       who need
not be a Trustee                and other Officers or agents
including one or more Assistant Vice Presidents
 one or more Assistant Secretaries        and one or
more Assistant Treasurers    An Executive Vice
 President        Senior Vice President or Vice
President        the Secretary or the Treasurer may
appoint an Assistant Vice President        an Assistant
Secretary or an Assistant Treasurer        respectively
 to serve until the next election of Officers
  Two
or more offices may be held by a single person
except the offices of President and Executive
Vice
President        Senior Vice President or Vice
President may not be held by the same person
concurrently    It shall not be necessary
 for any Trustee or any Officer to be a
 holder of shares in
any Series or Class of the Trust    Any
officer        or such other person as the
Board may appoint        may
preside at meetings of the shareholders
Section 2    Election of Officers    The
Officers shall be elected annually by the
Trustees    Each
Officer shall hold office for one year
and until the election and qualification
 of his successor        or
until earlier resignation or removal
Strike Sections 2        Chairman of the Trustees
 Section 3        Vice Chairman of the Trustees
 Section 4

President        and Section 5        Vice President
from Article II  POWERS AND DUTIES OF
TRUSTEES AND OFFICERS        and replace with
the following
Section 2    Chairman of the Board
 The Board may elect from among its
members a Chairman of
the Board    The Chairman shall at all
 times be a Trustee who meets all
applicable regulatory and
other relevant requirements for serving
in such capacity    The Chairman shall
 not be an officer of
the Trust        but shall preside over
meetings of the Board and shall have
such other responsibilities
in furthering the Board functions
as may be assigned from time to time
by the Board of Trustees
or prescribed by these By-Laws
 It shall be understood that the
 election of any Trustee as
Chairman shall not impose on that
person any duty        obligation        or liability
 that is greater than the
duties        obligations        and liabilities
imposed on that person as a Trustee
in the absence of such
election        and no Trustee who is so
elected shall be held to a higher standard of care by virtue
thereof    In addition        election as
Chairman shall not affect in any way
 that Trustee's rights or
entitlement to indemnification under
the By-Laws or otherwise by the Trust
 The Chairman shall
be elected by the Board annually to
hold office until his successor shall
 have been duly elected

and shall have qualified        or until his
death        or until he shall have resigned
 or have been removed
as herein provided in these By Laws
 Each Trustee        including the Chairman
 shall have one vote
Resignation    The Chairman may resign
at any time by giving written notice of
 resignation to the
Board    Any such resignation shall take
effect at the time specified in such notice
or        if the time
when it shall become effective shall
not be specified therein        immediately
 upon its receipt; and
unless otherwise specified therein        the
 acceptance of such resignation shall
not be necessary to
make it effective
Removal    The Chairman may be removed by
 majority vote of the Board with or without cause at
any time
Vacancy    Any vacancy in the office of
 Chairman        arising from any cause whatsoever
 may be
filled for the unexpired portion of the
term of the office which shall be
vacant by the vote of the
Board
Absence    If        for any reason        the
Chairman is absent from a meeting
of the Board        the Board may
select from among its members who
are present at such meeting a Trustee
 to preside at such
meeting
Section 3    Vice Chairman of the Trustees
 Any Vice Chairman shall perform such duties
as may
be assigned to him from time to time by
 the Trustees    The Vice Chairman need
not be a Trustee
Section 4    President    The President
shall be the principal executive officer
of the Trust    He shall
counsel and advise the Chairman
He shall have general supervision over
the business of the
Trust and policies of the Trust
 He shall employ and define the
duties of all employees        shall
have power to discharge any such
 employees        shall exercise general
 supervision over the affairs
of the Trust and shall perform
such other duties as may be assigned
to him from time to time by
the Trustees        the Chairman or the
Executive Committee    The President
shall have the power to
appoint one or more Assistant
Secretaries or other junior officers
subject to ratification of such
appointments by the Board
The President shall have the power
to sign        in the name of and on
behalf of the Trust        powers of attorney
proxies        waivers of notice of meeting
consents and other
instruments relating to securities or
other property owned by the Trust        and
may        in the name of
and on behalf of the Trust        take all
such action as the President may deem
advisable in entering
into agreements to purchase securities
or other property in the ordinary course
of business        and to
sign representation letters in the course
of buying securities or other property
Section 5    Vice President    The Executive
Vice President        Senior Vice President or Vice
President        if any        in order of their rank
as fixed by the Board or if not ranked
a Vice President
designated by the Board        in the absence of
 the President shall perform all duties and
may exercise
any of the powers of the President subject
 to the control of the Trustees
 Each Executive Vice
President        Senior Vice President and Vice
 President shall perform such other duties
as may be
assigned to him from time to time by
the Trustees        the Chairman        the President
 or the Executive
Committee    Each Executive Vice President
Senior Vice President and Vice President
 shall be
authorized to sign documents on behalf of
the Trust    The Executive Vice President
Senior Vice
President and Vice President shall have
the power to sign        in the name of and on
behalf of the
Trust and subject to Article VIII
Section 1        powers of attorney        proxies
 waivers of notice of
meeting        consents and other instruments
relating to securities or other property
owned by the
Trust        and may        in the name of and on
 behalf of the Trust        take all such
action as the Executive
Vice President        Senior Vice President or
Vice President may deem advisable in
 entering into
agreements to purchase securities or
other property in the ordinary course
 of business        and to sign
representation letters in the course
of buying securities or other property